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                                                                    EXHIBIT 10.2

                                 PROMISSORY NOTE


$1,200,000                                                           May 8, 2002
                                                           Minnetonka, Minnesota

         FOR VALUE RECEIVED, the undersigned, LECTEC CORPORATION, a Minnesota corporation with a mailing address of 10701 Red Circle Drive, Minnetonka, MN 55343 (hereinafter referred to as the "LecTec"), promises to pay to the order of NOVARTIS CONSUMER HEALTH, INC. with a mailing address of 200 Kimball Drive, Parsippany, NJ 07054 (hereinafter referred to as "Novartis"), the lesser of the sum of One Million Two Hundred Thousand ($1,200,000) Dollars or so much thereof as has been advanced and remains outstanding pursuant to Section 2.10 of the Supply and Non-Exclusive License Agreement between LecTec and Novartis dated as of even date herewith (the "Agreement") together with interest and costs thereon as set forth below, such interest and costs being payable only in the event of default by LecTec hereunder.

         All amounts outstanding under this Note, together with interest thereon, shall be repaid in full on December 31, 2002. This Note is subject to mandatory prepayment under circumstances as set forth in the Agreement.

         Interest on the principal amount outstanding hereunder shall begin to accrue as of the date hereof, and shall be payable only in the event of default by LecTec hereunder on the date of such default whether or not any judgment has been issued thereon. Such default interest shall be payable at the rate per annum which shall be two (2) percentage points higher than the "prime" rate as reported in The Wall Street Journal on the first business day of each month, adjusted monthly.

         This Note is the Note as defined in the Agreement, to which reference may be made for a description of the terms and conditions of advances of principal hereof and the method of payment by way of credits for products sold and delivered by LecTec to Novartis. The

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indebtedness described herein shall have the benefit of the Collateral as set forth in a Security Agreement between LecTec and Novartis of even date herewith.

         This Note may be prepaid, at any time, in whole or in part, without premium or fee. If this Note is not paid when due, LecTec agrees to pay all costs of collection, including reasonable attorneys' fees. LecTec hereby waives demand, presentment, notice of dishonor, protest, and notice of protest.

         WITHOUT LIMITING OTHER RIGHTS ACCORDED TO NOVARTIS HEREUNDER, LECTEC HEREBY CERTIFIES THAT THE TRANSACTION CONTEMPLATED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND HEREBY WAIVES (A) ITS RIGHTS TO NOTICE AND HEARING AS OTHERWISE ALLOWED BY LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH NOVARTIS MAY DECIDE TO USE, AND (B) ALL RIGHTS AS OTHERWISE ALLOWED BY LAW TO REQUEST THAT NOVARTIS POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT LECTEC OR ANY OTHER PERSON OR ENTITY LIABLE UNDER THIS NOTE AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY NOVARTIS BY VIRTUE OF ANY DEFAULT OR PRO-VISION OF THIS NOTE OR THE AGREEMENT, AND LECTEC HEREBY CONSENTS TO THE ISSUANCE OF ANY SUCH PREJUDGMENT REMEDY WITHOUT SUCH A BOND.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date and year first above written.

                                    LECTEC CORPORATION


                                    By /s/ Douglas J. Nesbit
                                      -------------------------------------

                                        Name: Douglas J. Nesbit
                                            -------------------------------
                                        Title:   CFO and Corp. Secretary
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